UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2008
THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensation Plan. On May 22, 2008, at its Annual Meeting of Shareholders, the shareholders of The Cato Corporation (the “Company”) approved an amendment and restatement of the 2004 Incentive Compensation Plan (the “Plan”). The Plan was first adopted by the Company’s Board of Directors on April 8, 2004 and approved by the shareholders of the Company in May 2004.

As originally adopted, the Plan provides that the Company may grant awards to key employees of the Company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company, including its Chief Executive Officer, Chief Financial Officer and its named executive officers. Stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, incentive bonus awards and performance compensation may all be granted under the Plan and the Company has reserved 1,350,000 shares of its Class A Common Stock for issuance under the Plan, subject to certain adjustments.

The Plan was initially adopted in order to allow certain awards granted thereunder to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the shareholders. In order to meet the requirements for performance-based compensation under Section 162(m) of the Code, the Company must obtain shareholder approval of the material performance goals under the Plan at least every five years. In addition, the Company made certain changes to the performance-based compensation provisions of the Plan. Therefore, the amended and restated Plan was submitted for shareholder approval to satisfy the requirements of Section 162(m) of the Code and preserve the Company’s ability to receive a federal income tax deduction for certain compensation paid under the plan.

The amendments to the Plan also include, among other things, changes to allow awards to be granted to non-employee directors of the Company. The Plan was also amended to:
•	clarify that the maximum number of shares of Class A Common Stock (the “Class A Stock”) that may be issued pursuant to incentive stock options under the plan is 1,350,000 shares;

•	provide that no participant can be granted awards covering more than 300,000 shares of Class A Stock during any calendar year (increased from 200,000 shares);

•	make clarifications regarding performance goals used for performance-based compensation;

•	change the maximum allowable incentive bonus payment to a participant for any calendar year from $2 million to $3 million;

•	add provisions regarding deferrals of compensation and Section 409A of the Code; and

•	make other minor revisions and clarifications.
     The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2008, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1
The Cato Corporation 2004 Incentive Compensation Plan Amended and Restated as of May 22, 2008 (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on April 11, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION
May 28, 2008	/s/ John P. D. Cato
Date	John P. D. Cato
Chairman, President and Chief Executive Officer

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